EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
FEBRUARY 2015 MONTHLY DIVIDEND AND
JANUARY 30, 2015 RMBS PORTFOLIO CHARACTERISTICS

•	February 2015 Monthly Dividend of $0.18 Per Share
•	RMBS Portfolio Characteristics as of January 30, 2015

Vero Beach, Fla., February 10, 2015 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced that today the Board of Directors declared a monthly cash dividend for the month of February 2015. The dividend of $0.18 per share will be paid February 27, 2015, to holders of record on February 25, 2015, with an ex-dividend date of February 23, 2015.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”) the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that certain percentages of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of February 10, 2015, the Company had 16,727,811 shares outstanding. At December 31, 2014, the Company had 16,702,604 shares outstanding.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of January 30, 2015 are presented below. These figures are preliminary and subject to change.  The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate:

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 (Whole Pool) Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a real estate investment trust for federal income tax purposes.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2013.

RMBS Valuation Characteristics
($ in thousands)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	Jan 2015 CPR
Asset Category	Face	Value	Price	Portfolio	Coupon	(Reported in Feb)
As of January 30, 2015
Adjustable Rate RMBS	$3,524	$3,776	107.15	0.24%	3.55%	0.00%
10-1 Hybrid Rate RMBS	68,634	70,604	102.87	4.53%	2.54%	11.15%
Hybrid Adjustable Rate RMBS	68,634	70,604	102.87	4.53%	2.54%	11.15%
15 Year Fixed Rate RMBS	77,770	83,529	107.41	5.35%	3.40%	5.27%
20 Year Fixed Rate RMBS	284,556	307,037	107.90	19.67%	4.00%	11.60%
30 Year Fixed Rate RMBS	941,516	1,032,552	109.67	66.17%	4.56%	4.07%
Total Fixed Rate RMBS	1,303,842	1,423,118	109.15	91.19%	4.37%	5.81%
Total Pass-through RMBS	1,376,000	1,497,498	108.83	95.96%	4.28%	6.07%
Interest-Only Securities	415,187	48,664	11.72	3.12%	3.78%	12.54%
Inverse Interest-Only Securities	101,063	14,445	14.29	0.92%	6.20%	12.55%
Structured RMBS	516,250	63,109	12.22	4.04%	4.34%	12.54%
Total Mortgage Assets	$1,892,250	$1,560,607		100.00%	4.28%	7.67%

RMBS Assets by Agency			Investment Company Act of 1940 (Whole Pool) Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of January 30, 2015			As of January 30, 2015
Fannie Mae	$1,256,874	80.5%	Whole Pool Assets	$1,226,028	78.6%
Freddie Mac	295,695	19.0%	Non Whole Pool Assets	334,579	21.4%
Ginnie Mae	8,038	0.5%	Total Mortgage Assets	$1,560,607	100.0%
Total Mortgage Assets	$1,560,607	100.0%

Repurchase Agreement Exposure By Counterparty
($ in thousands)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of January 30, 2015	Borrowings	Debt	in Days	Maturity
J.P. Morgan Securities LLC	$200,255	13.9%	15	3/10/2015
Citigroup Global Markets Inc	185,800	12.9%	15	4/27/2015
CRT Capital Group, LLC	141,627	9.8%	34	3/12/2015
Goldman, Sachs & Co	125,159	8.7%	30	3/11/2015
Mitsubishi UFJ Securities (USA), Inc	120,959	8.4%	18	3/9/2015
ICBC Financial Services LLC	113,198	7.9%	18	3/23/2015
KGS-Alpha Capital Markets, L.P	108,594	7.5%	15	4/6/2015
Cantor Fitzgerald & Co	76,524	5.3%	13	2/18/2015
ED&F Man Capital Markets Inc	74,705	5.2%	36	3/23/2015
Morgan Stanley & Co	60,344	4.2%	18	2/17/2015
Mizuho Securities USA, Inc	55,206	3.8%	10	2/26/2015
Daiwa Securities America Inc.	50,135	3.5%	10	2/11/2015
Guggenheim Securities, LLC	49,601	3.4%	21	2/23/2015
South Street Securities, LLC	37,805	2.6%	18	2/25/2015
Nomura Securities International, Inc.	16,716	1.2%	19	2/23/2015
Suntrust Robinson Humphrey, Inc	4,503	0.3%	14	2/13/2015
Barclays Capital, Inc	-	-	-	-
Other	20,676	1.4%	20	2/19/2015
Total Borrowings	$1,441,807	100.0%	20	4/27/2015

RMBS Risk Measures
($ in thousands)
Mortgage Assets
		Weighted
		Average	Weighted	Weighted	Modeled	Modeled
		Months	Average	Average	Interest	Interest
		To Next	Lifetime	Periodic	Rate	Rate
	Fair	Coupon Reset	Cap	Cap Per Year	Sensitivity	Sensitivity
Asset Category	Value	(if applicable)	(if applicable)	(if applicable)	(-50 BPS)(1)	(+50 BPS)(1)
As of January 30, 2015
Adjustable Rate RMBS	$3,776	3	10.05%	2.00%	$15	$(19)
Hybrid Adjustable Rate RMBS	70,604	97	7.53%	2.00%	1,055	(1,427)
Total Fixed Rate RMBS	1,423,118	n/a	n/a	n/a	15,485	(22,416)
Total Pass-through RMBS	1,497,498	n/a	n/a	n/a	16,555	(23,862)
Interest-Only Securities	48,664	n/a	n/a	n/a	(9,585)	9,567
Inverse Interest-Only Securities	14,445	1	6.37%	n/a	(1,136)	571
Structured RMBS	63,109	n/a	n/a	n/a	(10,721)	10,138
Total Mortgage Assets	$1,560,607	n/a	n/a	n/a	$5,834	$(13,724)
Funding Hedges
					Modeled	Modeled
					Interest	Interest
			Average	Hedge	Rate	Rate
			Notional	Period	Sensitivity	Sensitivity
			Balance	End Date	(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures Contracts - Short Positions			$780,000	Dec-2018	$(13,256)	$14,625
Payer Swaption			375,000	Sep-2025	(210)	853
Grand Total					$(7,632)	$1,754

(1)
Modeled results from Citigroup Global Markets, Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR OAS. These results are for illustrative purposes only and actual results may differ materially.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400